FORM OF PERFORMANCE-BASED VESTING LTIP UNIT VESTING AGREEMENT
UNDER THE
EMPIRE STATE REALTY TRUST, INC.
EMPIRE STATE REALTY OP, L.P.
2013 EQUITY INCENTIVE PLAN

Grantee: ___________________________
No. of LTIP Units: ___________________
Grant Date: _________________________
Final Acceptance Date: _______________

Pursuant to the Empire State Realty Trust, Inc. and Empire State Realty OP, L.P. 2013 Equity Incentive Plan (the “Plan”) and the Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated as of ____________, 2013 (the “Partnership Agreement”), of Empire State Realty OP, L.P., a Delaware limited partnership (the “Partnership”), Empire State Realty Trust, Inc., a Maryland corporation and the general partner of the Partnership (the “Company”) hereby grants to Grantee named above an Other Equity-Based Award (as defined in the Plan, and referred to herein as an “Award”) in the form of, and by causing the Partnership to issue to Grantee named above, LTIP Units (as defined in the Partnership Agreement) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement. Fifty percent (50%) of the LTIP Units (rounded down to the nearest whole LTIP Unit) shall vest based upon the achievement of the Absolute TSR Percentage (the “Absolute TSR Award”), thirty percent (30%) of the LTIP Units (rounded down to the nearest whole LTIP Unit) shall vest based upon the achievement of NAREIT Index Relative Performance (the “NAREIT Relative Performance Award”), and the remainder of the LTIP Units shall based upon the achievement of MSCI Index Relative Performance (the “MSCI Relative Performance Award”). If this LTIP Unit Vesting Agreement (this “Agreement”) is accepted prior to the Final Acceptance Date, Grantee shall receive the number of LTIP Units specified above as of the Grant Date, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.Acceptance of Agreement. Grantee shall have no rights with respect to this Agreement unless Grantee has accepted this Agreement prior to the close of business on the Final Acceptance Date specified above by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) unless Grantee is already a Limited Partner (as defined in the Partnership Agreement), signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Annex A). If this Agreement is accepted by Grantee prior to the Final Acceptance Date, the Partnership Agreement shall be amended to reflect the issuance to Grantee of the LTIP Units so accepted. Thereupon, Grantee shall have all the rights of a Limited Partner of the Partnership with respect to the number of LTIP Units then issued to Grantee, as set forth in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.
2.    Definitions. The following terms have the following meanings:
(a)    “Absolute TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value per share of Stock during the Performance Period due to the appreciation in the price per share of Stock and dividends declared during the Performance Period, assuming dividends are reinvested. Where “D” is the amount of dividends paid to a shareholder of record with respect to one share of Stock during the Performance Period and “N” is the number of full calendar years completed during the Performance Period the Absolute TSR Percentage is calculated as follows:

(	Ending Share Price +D	)	1/N	-1
Beginning Share Price

(a)    “Absolute TSR Vesting Percentage” means a function of the Absolute TSR Percentage achieved by the Company during the Performance Period, and shall be determined as follows:

	Absolute TSR Percentage	Absolute TSR Vesting Percentage
	< 7.0%	0.0%
“Threshold Level”	7.0%	50.0%
“Target Level”	10.0%	75.0%
“Maximum Level”	≥ 13.0%	100.0%

In the event that the Absolute TSR Percentage falls between 7.0% and 10.0%, the Absolute TSR Vesting Percentage shall be determined using a straight line linear interpolation between 50.0% and 75.0% and in the event that the Absolute TSR Percentage falls between 10.0% and 13.0%, the Absolute TSR Vesting Percentage shall be determined using a straight line linear interpolation between 75.0% and 100.0%.
(b)    “Beginning Share Price” means the per share of Stock price to the public as specified on the cover page of the Initial Public Offering final prospectus.
(c)    “Earned LTIP Units” means the sum of (i) Earned Absolute TSR LTIP Units, (ii) Earned MSCI Relative LTIP Units, and (iii) Earned NAREIT Relative Performance LTIP Units.
(d)    “Earned Absolute TSR LTIP Units” means (i) the number of LTIP Units subject to the Absolute TSR Award granted herein, multiplied by (ii) the TSR Vesting Percentage.
(e)    “Earned MSCI Relative Performance LTIP Units” means (i) the number of LTIP Units subject to the MSCI Relative Performance Award granted herein, multiplied by (ii) the MSCI Index Relative Performance Vesting Percentage.
(f)    “Earned NAREIT Relative Performance LTIP Units” means (i) the number of LTIP Units subject to the NAREIT Relative Performance Award granted herein, multiplied by (ii) the NAREIT Index Relative Performance Vesting Percentage.
(g)    “Ending Share Price” means the average closing price per share of Stock during the twenty (20) consecutive trading days immediately preceding the expiration of the Performance Period.
(h)    “MSCI REIT Index” means the MSCI US REIT Index, or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.
(i)    “MSCI Index Relative Performance” means the Absolute TSR Percentage less the MSCI Index TSR Percentage, expressed in basis points.
(j)    “MSCI Index Relative Performance Vesting Percentage” means a function of the MSCI Index Relative Performance during the Performance Period, and shall be determined as follows:

	MSCI Index Relative Performance	MSCI Index Relative Performance Vesting Percentage
	< -300 basis points	0.0%
“Threshold Level”	-300 basis points	25.0%
“Target Level”	+100 basis points	50.0%
“Maximum Level”	≥ +600 basis points	100.0%

In the event that the MSCI Index Relative Performance falls between -300 basis points and +100 basis points, the MSCI Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 25.0% and 50.0% and in the event that the MSCI Index Relative Performance falls between +100 basis points and +600 basis points, the MSCI Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 50.0% and 100.0%.
(k)    “MSCI Index TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the MSCI REIT Index during the Performance Period, calculated in a manner consistent with Section 2(a) above from information publicly available.
(l)    “NAREIT Index” means the FTSE NAREIT Equity Office Index, or, in the event such index is discontinued or its methodology is significantly changed, a comparable index selected by the Committee in good faith.
(m)    “NAREIT Index Relative Performance” means the Absolute TSR Percentage less the NAREIT Index TSR Percentage, expressed in basis points.
(n)    “NAREIT Index Relative Performance Vesting Percentage” means a function of the NAREIT Index Relative Performance during the Performance Period, and shall be determined as follows:

	NAREIT Index Relative Performance	NAREIT Index Relative Performance Vesting Percentage
	< -250 basis points	0.0%
“Threshold Level”	-250 basis points	25.0%
“Target Level”	+50 basis points	50.0%
“Maximum Level”	≥ +450 basis points	100.0%

In the event that the NAREIT Index Relative Performance falls between -250 basis points and +50 basis points, the NAREIT Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 25.0% and 50.0% and in the event that the NAREIT Index Relative Performance falls between +50 basis points and +450 basis points, the NAREIT Relative Performance Vesting Percentage shall be determined using a straight line linear interpolation between 50.0% and 100.0%

(o)    “NAREIT Index TSR Percentage” means the compounded annual growth rate, expressed as a percentage (rounded to the nearest tenth of a percent (0.1%)), in the value of the NAREIT Index during the Performance Period, calculated in a manner consistent with Section 2(a) above from information publicly available.
(p)    “Performance Period” means the period commencing, except as provided in Section 5(b) below, on the Initial Public Offering and ending on the earlier of (i) the third (3rd) anniversary of the Initial Public Offering and (ii) the date of a Change in Control.
(q)    “Retirement Eligibility Date” means the later of (i) the date Grantee attains the age of 60 and (ii) the date on which Grantee has first completed ten years of continuous service with the Company or its Affiliates, any predecessor of the Company or its Affiliates (including, without limitation Malkin Holdings LLC), or any entity acquired by the predecessor of the Company in connection with the consolidation of certain office and retail properties in Manhattan and the greater New York metropolitan area and management businesses supervised by Malkin Holdings LLC into the Partnership and/or the Company.
3.    Restrictions and Conditions.
(a)    The records of the Partnership evidencing the LTIP Units granted herein shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the Partnership Agreement.
(b)    LTIP Units granted herein may not be sold, assigned, transferred, pledged hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture until the lapse of restrictions as set forth in this Agreement.
4.    Lapse of Restrictions.
(a)    Following the completion of the Performance Period, the Committee shall determine the Company’s Absolute TSR Percentage and will certify the level of achievement with respect to the Absolute TSR Vesting Percentage, MSCI Index Relative Performance Vesting Percentage, and the NAREIT Index Relative Performance Vesting Percentage and the portion of the LTIP Units granted here that have become Earned LTIP Units. Following the Committee’s determination, LTIP Units granted herein which have not become Earned LTIP Units shall be immediately forfeited to the Partnership without any consideration by the Partnership or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such forfeited LTIP Units.
(b)    The restrictions and conditions in Section 3 of this Agreement with respect to the Earned LTIP Units (if any) shall lapse and the Earned LTIP Units shall vest as to fifty percent (50%) of the Earned LTIP Units, rounded down to the nearest whole LTIP Unit, on the third (3rd) anniversary of the Grant Date and as to the remainder of the Earned LTIP Units on the fourth (4th) anniversary of the Grant Date. Notwithstanding the foregoing, except as provided in Section 5 below, the Earned LTIP Units shall not vest on any vesting date unless Grantee continues to be employed by the Company, the Partnership or any of their Affiliates through the applicable vesting date.
5.    Termination of Employment.
(a)    In the event of Grantee’s Termination for any reason, except as provided in (b) below, all vesting with respect to the LTIP Units (whether or not such LTIP Units are Earned LTIP Units) shall immediately cease, and all LTIP Units that have not vested at that time will be forfeited to the Partnership without payment of any consideration by the Partnership or any of its Affiliates, and neither Grantee nor any of his successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such LTIP Units.
(b)    In the event Grantee’s Termination is a result of (i) death, (ii) Disability, ((iii) a termination without Cause by the Company or its Affiliates, (iv) a voluntary termination by Grantee that follows Grantee’s Retirement Eligibility Date, [or (v) a termination by Grantee with Good Reason (as defined in Grantee’s Participant Agreement)];
(i)    If such Termination occurs following the completion of the Performance Period, any restrictions and conditions on the Earned LTIP Units shall lapse and the Earned LTIP Units, unless earlier terminated or forfeited and to the extent not otherwise vested, shall automatically become fully vested as of such date of Termination; and
(ii)    If such Termination occurs prior to the expiration of the Performance Period, (A) the end date of the Performance Period shall be the date immediately prior to the Termination and the number of Earned LTIP Units shall be determined as of such date based on the Absolute TSR Vesting Percentage, MSCI Index Relative Performance Vesting Percentage, and NAREIT Index Relative Performance Vesting Percentage during such shortened Performance Period, provided that “N” shall be the number of full or partial calendar years completed during the Performance Period (e.g., "N" shall be 2.5 if the termination occurs at the end of the two-year and six-months anniversary of the Initial Public Offering), and (B) any restrictions and conditions on the LTIP Units that become Earned LTIP Units as of the Termination shall lapse and the number of Earned LTIP Units, unless earlier terminated or forfeited, that become vested as of such date of Termination shall be determined by multiplying the number of Earned LTIP Units by a fraction, the numerator of which is the number of days in the shortened Performance Period and the denominator of which is 1,095.
(c)    Notwithstanding any other provision hereof, if Grantee is a party to an effective Participant Agreement with the Company, then any restrictions and conditions shall also lapse if and as may otherwise be required by such Participant Agreement; and nothing herein shall limit any rights Grantee may otherwise have under such Participant Agreement.

6.    Distributions. Distributions on the LTIP Units shall be paid to Grantee in accordance with the terms of the Partnership Agreement.
7.    Covenants, Representation and Warranties. Grantee hereby covenants as follows:
(a)    So long as Grantee holds any LTIP Units, Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable to the Partnership or to comply with the requirements of any other appropriate tax authority.
(b)    Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the LTIP Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Annex B. Grantee agrees to file the election within thirty (30) days after the Grant Date with the Internal Revenue Service, to promptly provide a copy of such filed election to the Company, and to file a copy of such election with Grantee’s U.S. federal income tax return for the taxable year in which the LTIP Units are awarded to Grantee.
(c)    Grantee hereby agrees not to dispose of the LTIP Units subject to this Award within two years of receipt of such LTIP Units. The Partnership and Grantee hereby agree to treat Grantee as the owner of the LTIP Units from the Grant Date. Grantee hereby agrees to take into account the distributive share of Partnership income, gain, loss, deduction, and credit associated with the LTIP Units in computing Grantee’s income tax liability for the entire period during which Grantee has the LTIP Units.
(d)    Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the LTIP Units for federal income tax purposes. In the event that those proposed regulations are finalized, Grantee hereby agrees to cooperate with the Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.
(e)    Grantee has received and read a copy of the Partnership Agreement and the Plan and has had his or her tax advisors advise him or her on the application of U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which Grantee is or by reason of the Award may become subject to.
8.    Clawback. This Award is subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board, and in each case, as may be amended from time to time.
9.    Assignment and Transfer. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of Grantee under this Agreement may not be sold, assigned, encumbered, pledged, or otherwise transferred except in the event of the death of

Grantee, by will or by the laws of descent and distribution. In the event of any attempt by Grantee to sell, assign, encumber, pledge or otherwise transfer its rights and interests hereunder, except as provided in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company or the Partnership may require Grantee to forfeit the LTIP Units by notice to Grantee, and the LTIP Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company and the Partnership hereunder shall extend to any successors or assigns of the Company and the Partnership.
10.    Incorporation of the Plan. This Agreement is made under and subject to and governed by all of the terms and conditions of the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. By signing this Agreement, Grantee confirms that he or she has received a copy of the Plan and has had an opportunity to review the contents thereof. Any shares of Stock issued in exchange for partnership units into which LTIP Units may have been converted pursuant to the Partnership Agreement will be issued under the Plan.
11.    Amendment. Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Board or the Committee, on behalf of the Partnership, for the purpose of satisfying changes in law or for any other lawful purpose, provided that no such action shall materially impair Grantee’s rights under this Agreement without Grantee’s written consent.
12.     No Right to Continued Employment. Neither the Plan nor this Agreement will give Grantee any right to continue to be in the employ of the Company, the Partnership or any of their Affiliates, affect the right of the Company, the Partnership or any of their Affiliates to discharge or discipline such Grantee at any time, or affect any right of such Grantee to terminate his or her employment at any time.
13.    Waiver. The failure of Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.
14.    Notices. Notices hereunder shall be mailed or delivered to the Partnership at its principal place of business and shall be mailed or delivered to Grantee at the address on file with the Partnership or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
15.    Consent to Electronic Delivery. Grantee agrees that the Company or the Partnership may deliver by email all documents relating to the Plan or the LTIP Units (including without limitation, a copy of the Plan) and all other documents that the Company or Partnership is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities Exchange Commission). Grantee also agrees that the Company or the Partnership may deliver these documents by posting them on a website maintained by the

Company or by a third-party under contract with the Company. If the Company posts these documents on a website, it shall notify Grantee by email.
16.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. Facsimile or electronic submission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.
17.    Severability. In the event that one or more provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.
18.    Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.
19.     Governing Law. This Agreement and all claims or disputes arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles or rules that would cause the application of the domestic substantive laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties have executed this Agreements as of the date first above written.

EMPIRE STATE REALTY TRUST, INC.

By:
Name:
Title:

EMPIRE STATE REALTY OP, L.P.

By:	EMPIRE STATE REALTY TRUST, INC., its general partner

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by Grantee.

Dated: _____________
[NAME]

ANNEX A

FORM OF LIMITED PARTNER SIGNATURE PAGE

Grantee, desiring to become one of the within named Limited Partners of Empire State Realty OP, L.P., hereby becomes a party to the Amended and Restated Agreement of Limited Partnership of Empire State Realty OP, L.P., dated as of [ _________ ], 2013, as amended through the date hereof (the “Partnership Agreement”). Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

    Signature Line for Limited Partner:

Name:
    Date:

    Address of Limited Partner:

________________________

________________________

________________________

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ANNEX B

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income in ______ as compensation for services rendered, the fair market value of the property received in connection with his/her services in excess of the amount paid for the property and supplies the following information in accordance with the regulations promulgated thereunder:
1.    The name, address and taxpayer identification number of the undersigned are:

Name:    ___________________ (the “Taxpayer”)
Address:    ___________________
___________________
Social Security No./Taxpayer Identification No.: ___________________
2.    Description of property with respect to which the election is being made:
The election is being made with respect to ___________________ LTIP Units in Empire State Realty O.P. L.P. (the “Partnership”).
3.    The date on which the LTIP Units were transferred is ___________________.
4.    The taxable year to which this election relates is calendar year ______________.
5.    Nature of restrictions to which the LTIP Units are subject:

(a)	Until the LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the LTIP Units without the consent of the Partnership.

(b)
The LTIP Units are subject to both performance-based vesting conditions, which are satisfied based upon the percentage increase in the Company’s total shareholder return over a three (3) year performance period (or a shorter period in the event of a change in control or upon certain terminations of employment) and service-based vesting conditions, such that fifty percent (50%) of the LTIP Units that satisfy the performance-based vesting condition will vest on each of the third (3rd) and fourth (4th) anniversaries of the grant date provided the undersigned continues employment with the Partnership, its general partner, Empire State Realty Trust, Inc. or any of their respective

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affiliates through such vesting date (or upon certain terminations of employment).
6.    The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the LTIP Units with respect to which this election is being made was $0 per LTIP Unit.
7.    The amount paid by the Taxpayer for the LTIP Units was $0 per LTIP Unit.
8.    The amount to be included in gross income is $0.
9.    A copy of this statement has been furnished to the Partnership and to its general partner, Empire State Realty Trust, Inc.

The Taxpayer will file this election with the Internal Revenue Service office with which the Taxpayer files his or her annual income tax return no later than 30 days after the date of transfer of the property. Additionally, the Taxpayer will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The Taxpayer is the person performing the services in connection with which the property was transferred.

Dated: ___________________

_________________________
Taxpayer’s Signature

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